EXHIBIT 23.1
CONSENT OF KPMG LLP
Independent Registered Public Accounting Firm
The Board of Directors
Martin Midstream GP, LLC
We consent to the incorporation by reference in the registration statements (Nos. 333-117023 and 333-117023-1) on Form S-3 and (No. 333-140152) on Form S-8 of Martin Midstream Partners L.P. and on Form S-3 filed on December 18, 2007 of our reports dated March 5, 2007 (except for Note 21 which is as of December 14, 2007), with respect to the consolidated balance sheets of Martin Midstream Partners L.P. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in capital, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Martin Midstream Partners L.P., as updated by this Current Report on Form 8-K, and to the reference to our firm under the heading “Experts” in the Registration Statement filed on Form S-3 on December 18, 2007.
/s/ KPMG LLP

KPMG LLP

Shreveport, Louisiana
December 14, 2007

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